Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

DATED JUNE 20, 2005

This Second Amendment to Loan Agreement (the “Second Amendment”) is made as of this 20th day of June 2005 by and between CRA International, Inc., formerly known as Charles River Associates Incorporated (“Borrower”), a Massachusetts corporation with its principal executive office at the John Hancock Tower, 200 Clarendon Street, T-33, Boston, Massachusetts 02116-5092 and Citizens Bank of Massachusetts, a bank with offices at 28 State Street, Boston, Massachusetts (the “Lender”) in consideration of the mutual covenants contained herein and the benefits to be derived herefrom.  Unless otherwise specified, all capitalized terms shall have the same meaning herein as set forth in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on January 14, 2004, the Borrower and the Lender entered into a loan arrangement (the “Loan Arrangement”) as evidenced by, amongst other documents and instruments, a certain Loan Agreement dated as of January 14, 2004 as amended by a First Amendment to Loan Agreement dated as of March 29, 2005 (as may be amended from time to time, the “Agreement”) by and between the Borrower and the Lender pursuant to which the Lender agreed to provide certain financial accommodations to or for the benefit of the Borrower; and

WHEREAS, the Borrower has requested that the Lender amend certain terms and conditions of the Agreement, and

WHEREAS, the Lender has agreed to so amend the Agreement provided the Borrower and the Lender entered into this Second Amendment; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               The second sentence of Section 1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Borrower shall use the proceeds of the Line of Credit for working capital, general corporate purposes, acquisitions, letters of credit, foreign exchange contracts and potential redemption of convertible subordinated bonds.”

2.               The definition of Credit Limit in Section 1(g) is hereby deleted and replaced with the following:

“Credit Limit shall mean an amount equal to Ninety Million ($90,000,000.00) Dollars.”

3.               Section 1(u) of the Agreement is hereby amended by deleting “eighteen one-hundredths of one percent (0.18%) and replacing it with “sixteen and one half one-hundredths of one percent (0.165%).

4.               Section 1(v) of the Agreement is hereby supplemented by adding the following sentence at the end:

“Upon execution of the Second Amendment the Borrower shall pay the Lender a one time fee of Forty Five Thousand ($45,000.00) Dollars.”

5.               Section 9 of the Agreement is hereby supplemented by adding the following subsections (m) and (n) at the end:

“(m)                       (“Limit on Advances”)  Without the Lender’s prior written consent, Borrower may only obtain advances under the Line of Credit in excess of Fifty Million ($50,000,000.00) Dollars to redeem Borrower’s convertible bonds.

(n)                                 (“Stock Pledges”)  With the exception of the Borrower’s NeuCo subsidiary, the Borrower agrees to execute Stock Pledge Agreements for: (i) 100% of its stock of all existing and future wholly- owned United States subsidiaries; (ii) 65% of its stock of all existing and future wholly-owned foreign subsidiaries.  Borrower shall not be required to pledge any second tier subsidiaries and may fold subsidiaries up into the Borrower or another subsidiary that has pledged its stock.  As used herein a “second tier subsidiary” shall be a subsidiary of a subsidiary.”

6.               The definition of “subordinated debt” at the end of Section 10 of the Agreement is hereby supplemented by adding the following at the end of definition:

“including, without limitation, the Borrower’s subordinated debentures in the principal amount of $90,000,000.00”

7.               Section 11(a)(v) of the Agreement is hereby supplemented by adding the following parenthetical after the number $5,000,000.00:

“(the fact that the subordinated debentures are convertible from time to time is not an event of default)”

8.               Schedule D of the Agreement is hereby deleted and replaced by the Schedule D annexed hereto and incorporated herein.

9.               The Borrower hereby acknowledges and agrees that the Borrower has no claims, offsets, defenses or counterclaims against the Lender with respect to the Loan Arrangement or otherwise and to the extent the Borrower may have any such claims the

Borrower hereby WAIVES and RENOUNCES such claims, offsets, defenses and counterclaims.

10.         This Second Amendment and all other documents executed in connection herewith incorporate all discussions and negotiations between the Borrower and the Lender either expressed or implied, concerning the matters contained herein and in such other instruments, any statute, custom or use to the contrary notwithstanding.  No such discussions or negotiations shall limit, modify or otherwise effect the provisions hereof.  The modification amendment, or waiver of any provision of this Second Amendment, the Agreement or any provision under any other agreement or document entered into between the Borrower and the Lender shall not be effective unless executed in writing by the party to be charged with such modification, amendment or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

11.         Except as specifically modified herein, the Agreement shall remain in full force and effect as originally written, and the Borrower hereby ratifies and confirms all terms and conditions contained in the Agreement.

12.         This Second Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.

IN WITNESS WHEREOF, the parties hereof have set their hands and seals as of the date first written above.

CRA INTERNATIONAL, INC.

By:	/s/ J. Phillip Cooper
Name:	J. Phillip Cooper
Title:	Vice Chairman, Executive Vice
President, and Chief Financial Officer

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Michael G. McAuliffe
Name:	Michael G. McAuliffe
Title:	Senior Vice President